                                                                     EXHIBIT 2.1









                      AGREEMENT AND PLAN OF REORGANIZATION




                                  BY AND AMONG


                         ABR INFORMATION SERVICES, INC.,
                             A FLORIDA CORPORATION,


                        BUSINESS COMPUTER SERVICES, INC.,
                             A VIRGINIA CORPORATION,


                     THOSE SHAREHOLDERS LISTED ON SCHEDULE 1

                                       AND


                               SAMUEL N. KLEWANS,

                             AS SHAREHOLDERS' AGENT

                      AGREEMENT AND PLAN OF REORGANIZATION
                                TABLE OF CONTENTS

1.       EXCHANGE OF SECURITIES.................................................................................  1
         1.1          Exchange..................................................................................  1
                      --------
         1.2          Exchange Amounts..........................................................................  2
                      ----------------

2.       "B" REORGANIZATION.....................................................................................  2

3.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF BCSI AND SHAREHOLDERS..............................  2
         3.1          Corporate.................................................................................  2
                      ---------
         3.2          Shareholders..............................................................................  4
                      ------------
         3.3          No Violation..............................................................................  4
                      ------------
         3.4          Financial Statements......................................................................  5
                      --------------------
         3.5          Tax Matters...............................................................................  5
                      -----------
         3.6          Accounts Receivable.......................................................................  6
                      -------------------
         3.7          Absence of Certain Changes................................................................  6
                      --------------------------
         3.8          Absence of Undisclosed Liabilities........................................................  8
                      ----------------------------------
         3.9          No Litigation.............................................................................  8
                      -------------
         3.10         Compliance With Laws and Orders...........................................................  8
                      -------------------------------
         3.11         Title to and Condition of Properties...................................................... 10
                      ------------------------------------
         3.12         Insurance................................................................................. 12
                      ---------
         3.13         Contracts and Commitments................................................................. 12
                      -------------------------
         3.14         Labor Matters............................................................................. 14
                      -------------
         3.15         Employee Benefit Plans.................................................................... 14
                      ----------------------
         3.16         Employment Compensation................................................................... 18
                      -----------------------
         3.17         Trade Rights.............................................................................. 18
                      ------------
         3.18         Major Customers and Suppliers............................................................. 19
                      -----------------------------
         3.19         Contracts................................................................................. 20
                      ---------
         3.20         Service Warranty and Liability............................................................ 20
                      ------------------------------
         3.21         Bank Accounts............................................................................. 20
                      -------------
         3.22         Affiliates' Relationships to Company...................................................... 21
                      ------------------------------------
         3.23         Assets Necessary to Business.............................................................. 21
                      ----------------------------
         3.24         No Brokers or Finders..................................................................... 21
                      ---------------------
         3.25         Year 2000 Compliance...................................................................... 21
                      --------------------
         3.26         Systems Performance....................................................................... 21
                      -------------------
         3.27         Software Ownership; Non Infringement...................................................... 22
                      ------------------------------------
         3.28         Disclosure................................................................................ 23
                      ----------
         3.29         Investment Representations................................................................ 23
                      --------------------------
         3.30         Nature of Shareholders.................................................................... 23
                      ----------------------
         3.31         Receipt of ABR Information................................................................ 23
                      --------------------------
         3.32         Pooling of Interests...................................................................... 24
                      --------------------

4.       REPRESENTATIONS AND WARRANTIES OF ABR.................................................................. 25
         4.1          Corporate................................................................................. 25
                      ---------
         4.2          Authority................................................................................. 25
                      ---------
         4.3          No Brokers or Finders..................................................................... 25
                      ---------------------
         4.4          Disclosure................................................................................ 25
                      ----------
         4.5          Investment Intent......................................................................... 25
                      -----------------
         4.6          ABR Stock................................................................................. 26
                      ---------

5.       COVENANTS.............................................................................................. 26
         5.1          Pooling of Interests...................................................................... 26
                      --------------------
         5.2          General Releases.......................................................................... 26
                      ----------------
         5.3          Covenant Not to Compete................................................................... 26
                      -----------------------
         5.4          Covenant of Confidentiality............................................................... 27
                      ---------------------------
         5.5          Equitable Relief for Violations........................................................... 28
                      -------------------------------
         5.6          Employment and Noncompetition Agreements.................................................. 28
                      ----------------------------------------

6.       INDEMNIFICATION........................................................................................ 28
         6.1          By Shareholders........................................................................... 28
                      ---------------
         6.2          By ABR.................................................................................... 29
                      ------
         6.3          Indemnification of Third-Party Claims..................................................... 29
                      -------------------------------------
         6.4          Payment................................................................................... 30
                      -------
         6.5          No Waiver................................................................................. 30
                      ---------
         6.6          Limitations on Indemnification............................................................ 31
                      ------------------------------
         6.7          Available Remedies........................................................................ 31
                      ------------------

7.       CLOSING................................................................................................ 31
         7.1          Documents to be Delivered by BCSI and Shareholders........................................ 32
                      --------------------------------------------------
         7.2          Documents to be Delivered by ABR.......................................................... 33
                      --------------------------------

8.       TERMINATION............................................................................................ 34

9.       RESOLUTION OF DISPUTES................................................................................. 34
         9.1          Arbitration............................................................................... 34
                      -----------
         9.2          Arbitrators............................................................................... 34
                      -----------
         9.3          Procedures; No Appeal..................................................................... 35
                      ---------------------
         9.4          Authority................................................................................. 35
                      ---------
         9.5          Entry of Judgment......................................................................... 35
                      -----------------
         9.6          Confidentiality........................................................................... 35
                      ---------------
         9.7          Continued Performance..................................................................... 35
                      ---------------------
         9.8          Tolling................................................................................... 35
                      -------

10.      MISCELLANEOUS.......................................................................................... 35
         10.1         Disclosure Schedule....................................................................... 35
                      -------------------
         10.2         Further Assurance......................................................................... 36
                      -----------------
         10.3         Disclosures and Announcements............................................................. 36
                      -----------------------------

         10.4         Assignment; Parties in Interest........................................................... 36
                      -------------------------------
         10.5         Law Governing Agreement................................................................... 36
                      -----------------------
         10.6         Amendment and Modification................................................................ 36
                      --------------------------
         10.7         Notice.................................................................................... 36
                      ------
         10.8         Expenses.................................................................................. 38
                      --------
         10.9         Shareholders' Agent; Power of Attorney.................................................... 39
                      --------------------------------------
         10.10        Entire Agreement.......................................................................... 40
                      ----------------
         10.11        Construction.............................................................................. 40
                      ------------
         10.12        Headings.................................................................................. 41
                      --------
         10.13        Glossary of Terms......................................................................... 41
                      -----------------

                               DISCLOSURE SCHEDULE

Schedule 1                 -        Shareholders
Schedule 1.2               -        Exchange Amounts
Schedule 3.1(c)            -        Foreign Corporation Qualification
Schedule 3.1(d)            -        Subsidiaries
Schedule 3.3               -        Violation, Conflict, Default
Schedule 3.4               -        Financial Statements
Schedule 3.5(b)            -        Tax Returns (Exceptions to Representations)
Schedule 3.5(c)            -        Tax Audits
Schedule 3.5(d)            -        Consolidated Tax Returns
Schedule 3.5(e)            -        Tax, Other
Schedule 3.6               -        Accounts Receivable (Aged Schedule)
Schedule 3.7               -        Certain Changes
Schedule 3.8               -        Off-Balance Sheet Liabilities
Schedule 3.9               -        Litigation Matters
Schedule 3.10(a)           -        Non-Compliance with Laws
Schedule 3.10(b)           -        Licenses and Permits
Schedule 3.10(c)           -        Environmental Matters (Exceptions to Representations)
Schedule 3.11              -        Liens
Schedule 3.11(c)           -        Real Property
Schedule 3.12              -        Insurance
Schedule 3.13(b)           -        Personal Property Leases
Schedule 3.13(g)           -        Collective Bargaining Agreements
Schedule 3.13(h)           -        Loan Agreements, etc.
Schedule 3.13(i)           -        Guarantees
Schedule 3.13(l)           -        Material Contracts
Schedule 3.14              -        Labor Matters
Schedule 3.15(a)           -        Employee Plans/Agreements
Schedule 3.16              -        Employment Compensation
Schedule 3.17              -        Trade Rights
Schedule 3.18(a)           -        Major Customers
Schedule 3.18(b)           -        Major Suppliers
Schedule 3.18(c)           -        Dealers and Distributors
Schedule 3.19              -        Material Contracts
Schedule 3.20              -        Product Warranty, Warranty Expense and Liability Claims
Schedule 3.21              -        Bank Accounts
Schedule 3.22(a)           -        Contracts with Affiliates
Schedule 3.22(c)           -        Obligations of and to Affiliates
Schedule 3.25              -        Year 2000 Compliance
Schedule 3.27              -        Software Ownership Exceptions
Schedule 3.30              -        Residences of Shareholders

                                    EXHIBITS

Exhibit A                           -       Form of Employment Agreement
Exhibit B                           -       Registration Rights Agreement
Exhibit C                           -       Opinion of Counsel to BCSI and Shareholders
Exhibit D                           -       Opinion of Counsel to ABR

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated April 30, 1998, by and among ABR INFORMATION SERVICES, INC., a Florida corporation ("ABR"), BUSINESS COMPUTER SERVICES, INC., a Virginia corporation ("BCSI" and, together with each of its subsidiaries, the "Company"), the Shareholders listed on Schedule 1 (individually "Shareholder" and together the "Shareholders"), and SAMUEL N. KLEWANS, as the Shareholders' agent (the "Shareholders' Agent").


                                    RECITALS

         1. BCSI is engaged in the business of providing payroll processing and tax filing services and related software development (the "Business"). Shareholders own all of the issued and outstanding shares (the "Shares") of capital stock of BCSI.

         2. Company's facilities consist of leased offices at 7926 Jones Branch Drive, McLean, Virginia 22102 (the "Virginia office"), 2222 Ambassador Road, Suite 220, Baltimore, Maryland 21244 (the "Maryland Office"), and Cherry Tree Corporate Center, 535 Route 38, Cherry Hill Township, New Jersey 08002 (the "New Jersey Office") (collectively, the "Facilities").

         3. ABR desires to acquire the Shares from Shareholders and Shareholders desire to transfer the Shares to ABR in exchange for shares of voting common stock, $.01 par value, of ABR ("ABR Stock"), upon the terms and conditions herein set forth.

         4. Shareholders wish to designate Samuel N. Klewans as their agent and attorney-in-fact with the authority to act on their behalf in connection with the exchange of Shares with ABR.

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.       EXCHANGE OF SECURITIES

         1.1 Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) the Shareholders shall sell and transfer to ABR all the Shares owned by such Shareholders, in exchange for an aggregate number of shares of ABR Stock determined by dividing $36,000,000.00 (Thirty-Six Million and No/100 Dollars) by the average closing price of the ABR Stock on the Nasdaq National Market for the ten trading days immediately preceding the day before the Closing Date (the "Average Closing Price").

         1.2 Exchange Amounts. The number of shares of ABR Stock to be issued to each Shareholder in exchange for the Shares owned thereby on the Closing Date shall be determined as set forth on Schedule 1.2. No fractional shares of ABR Stock shall be issued, but in lieu thereof, each Shareholder who would otherwise be entitled to receive a fraction of a share of ABR Stock shall receive an amount of cash equal to the product of (a) the fraction of a share of ABR Stock to which such holder would otherwise be entitled multiplied times (b) the Average Closing Price.


2.       "B" REORGANIZATION

         It is intended that the exchange of Shares for ABR Stock pursuant to this Agreement constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitute a "plan of reorganization" for purposes of
Section 368 of the Code.


3.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF BCSI AND
         SHAREHOLDERS

         BCSI and Shareholders, jointly and severally, make the following representations and warranties to ABR, each of which is true and correct on the date hereof, shall be unaffected by any investigation heretofore or hereafter made by ABR, or any knowledge of ABR other than as specifically disclosed in the Disclosure Schedule delivered to ABR at the time of the execution of this Agreement, and shall survive the Closing of the transactions provided for herein. Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.2 and 3.3 with respect to each Shareholder are made severally by each Shareholder, with respect to such Shareholder only.

         3.1       Corporate.

                   3.1(a) Organization. BCSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.

                   3.1(b) Corporate Power. BCSI has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted.

                   3.1(c) Qualification. BCSI is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. The states in which BCSI is licensed or qualified to do business are listed in Schedule 3.1(c).

                   3.1(d) Subsidiaries. Schedule 3.1(d) sets forth the name, jurisdiction of incorporation, capitalization, ownership and officers and directors of each corporation in which BCSI has a direct or indirect equity interest ("Subsidiary") and the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation. Except as listed in Schedule 3.1(d), BCSI does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or other ownership interest in any entity or business. All of the outstanding shares of capital stock of each Subsidiary owned by BCSI are free and clear of any security interest, restriction, option, voting trust or agreement, proxy, encumbrance, claim or charge of any kind whatsoever, and are validly issued, fully paid and nonassessable. There are no (a) securities convertible into or exchangeable for the capital stock or other securities of any Subsidiary, (b) options, warrants or other rights to purchase or subscribe for capital stock or other securities of any Subsidiary or securities which are convertible into or exchangeable for capital stock or other securities of any Subsidiary, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or other rights. Each Subsidiary (x) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (y) has full corporate power and authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases, and (z) is in good standing and is duly qualified or licensed to do business as a foreign corporation in each of the jurisdictions listed opposite the name of such Subsidiary in Schedule 3.1(d), which are the only jurisdictions in which such Subsidiary is required to be so qualified or licensed. The copies of the Articles or Certificate of Incorporation and Bylaws of each Subsidiary, including any amendments thereto, which have been heretofore delivered by Seller to ABR, are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of each Subsidiary which have been furnished to ABR for inspection are true, correct and complete and accurately reflect all material corporate action taken by such Subsidiary.

                   3.1(e) Corporate Documents, etc. The copies of the Certificate of Incorporation and Bylaws of BCSI, including any amendments thereto, which have been delivered by BCSI to ABR are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of BCSI which have been furnished to ABR for inspection are true, correct and complete and accurately reflect all material corporate action taken by BCSI. The directors and officers of BCSI are listed in Schedule 3.1(e).

                   3.1(f) Capitalization of BCSI. The authorized capital stock of BCSI consists entirely of One Hundred Thousand (100,000) shares of common stock, par value $1.00 per share. No shares of such capital stock are issued or outstanding except for One Thousand Five Hundred Eighty (1,580) Shares of common stock of BCSI which are owned of record and beneficially by Shareholders in the respective numbers set forth in
         Schedule 1. All such Shares of capital stock of BCSI are validly issued, fully paid and nonassessable. There are no (a) securities convertible into or exchangeable for any of BCSI's capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe for capital stock or other securities of BCSI or securities which are convertible into or exchangeable for capital stock or other securities of BCSI, or (c) (except for this Agreement) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of BCSI, any such convertible or exchangeable securities or any such options, warrants or other rights.

         3.2       Shareholders

                   3.2(a) Power. Each Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby (such other documents sometimes referred to herein as "Ancillary Instruments"), and to carry out the transactions contemplated hereby.

                   3.2(b) Authorization. The execution and delivery of this Agreement and the Ancillary Instruments, and full performance thereunder, have been duly authorized by the respective boards of directors and the shareholders of each Shareholder which is a corporation and by the respective persons with corresponding authority of each Shareholder which is an entity other than a corporation, and no other or further corporate or entity act on the part of any such Shareholder is necessary therefor.

                   3.2(c) Validity. This Agreement has been duly and validly executed and delivered by each Shareholder and is, and when executed and delivered each Ancillary Instrument will be, the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

                   3.2(d) Title. Each Shareholder has, and at Closing ABR will receive, good and marketable title to the Shares to be sold by such Shareholder hereunder, free and clear of all Liens (as defined in Section 3.11) including, without limitation, voting trusts or agreements, proxies, and marital or community property interests.

         3.3 No Violation. Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by BCSI and Shareholders of the transactions contemplated hereby and thereby (a) will violate any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities"), (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity (including, without limitation, under any "plant-closing" or similar law), or (c) subject to obtaining the consents referred to in Schedule 3.3, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of BCSI or any Subsidiary (or the Shares) under, any term or provision of the Certificate of Incorporation or Bylaws of BCSI or any Subsidiary or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which BCSI, any Subsidiary or any Shareholder is a party or by which BCSI, any Subsidiary or any Shareholder or any of its or their assets or properties may be bound or affected.

         3.4 Financial Statements. Included as Schedule 3.4 are true and complete copies of the consolidated financial statements of Company consisting of (i) audited consolidated balance sheets of Company as of December 31, 1997, 1996 and 1995, and the related audited consolidated statements of income and cash flows for the fiscal years then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinion of C.W. Amos & Company, LLC, independent auditors for Company for such fiscal years, and (ii) unaudited consolidated balance sheet of Company as of March 31, 1998, and the related unaudited consolidated statements of income and cash flows for the three months then ended and for the corresponding three-month period of the prior year (including the notes and schedules contained therein or annexed thereto). (The audited consolidated balance sheet as of December 31, 1997 is hereinafter referred to as the "Recent Balance Sheet.") All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Company, and fairly present, in accordance with generally accepted accounting principles, the assets, liabilities and financial position, the results of operations and cash flows of Company as of the dates and for the years and periods indicated.

         3.5       Tax Matters

                   3.5(a) Provision For Taxes. The provision made for taxes on the Recent Balance Sheet is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed, at the date of the Recent Balance Sheet and for all years and periods prior thereto. The provision made for taxes on the unaudited consolidated balance sheet of the Company as of March 31, 1998 is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed, at March 31, 1998 and for all years and periods prior thereto. Since the date of the Recent Balance Sheet, Company has not incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices of Company.

                   3.5(b) Tax Returns Filed. Except as set forth on Schedule 3.5(b), all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of Company have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. True and complete copies of all tax returns or reports filed by Company for each of its six most recent fiscal years have been delivered to ABR. Company has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Company.

                   3.5(c) Tax Audits. The federal and state income tax returns of Company have been audited by the Internal Revenue Service and appropriate state taxing authorities for the periods and to the extent set forth in Schedule 3.5(c), and Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Company. There are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

                   3.5(d) Consolidated Group. Schedule 3.5(d) lists every year BCSI or any Subsidiary was a member of an affiliated group of corporations that filed a consolidated tax return on which the statute of limitations does not bar a federal tax assessment, and each corporation that has been part of such group. No affiliated group of corporations of which BCSI or any Subsidiary has been a member has discontinued filing consolidated returns during the past five years.

                   3.5(e) Other. Except as set forth in Schedule 3.5(e), the Company has not (i) filed any consent or agreement under Section 341(f) of the Code, (ii) applied for any tax ruling, (iii) entered into a closing agreement with any taxing authority, (iv) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (vi) been a party to any tax allocation or tax sharing agreement. The Company is not a "United States real property holding company" within the meaning of Section 897 of the Code.

         3.6 Accounts Receivable. All accounts receivable of Company reflected on the Recent Balance Sheet, and as incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of business; are collectible (net of the reserve shown on the Recent Balance Sheet for doubtful accounts) in the ordinary course of business without the necessity of commencing legal proceedings; are subject to no counterclaim or setoff; and are not in dispute. Schedule 3.6 contains an aged schedule of accounts receivable included in the Recent Balance Sheet.

         3.7 Absence of Certain Changes. Except as and to the extent set forth in Schedule 3.7, since the date of the Recent Balance Sheet there has not been:

                   3.7(a) No Adverse Change. Any material adverse change in the financial condition, assets, liabilities, business, prospects or operations of Company;

                   3.7(b) No Damage. Any material loss, damage or destruction, whether covered by insurance or not, affecting Company's business or properties;

                   3.7(c) No Increase in Compensation. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                   3.7(d) No Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Company;

                   3.7(e) No Commitments. Any commitment or transaction by Company (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

                   3.7(f) No Dividends. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of BCSI's capital stock; any redemption, purchase or other acquisition by BCSI of any capital stock of BCSI, or any security relating thereto; or any other payment to any shareholder of BCSI as such a shareholder;

                   3.7(g) No Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of Company, except for the sales of unneeded or obsolete items in the ordinary course of business;

                   3.7(h) No Indebtedness. Any indebtedness for borrowed money incurred, assumed or guaranteed by Company;

                   3.7(i) No Liens. Any mortgage, pledge, lien or encumbrance made on any of the properties or assets of Company;

                   3.7(j) No Amendment of Contracts. Any entering into, amendment or termination by Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                   3.7(k) Loans and Advances. Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any Affiliate (for purposes of this Agreement, the term "Affiliate" shall mean and include all Shareholders, directors and officers of BCSI or any Subsidiary; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market);

                   3.7(l) Credit. Any grant of credit to any customer on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended, or any other change of Company's policies or practices with respect to the granting of credit; or

                   3.7(m) No Unusual Events. Any other event or condition not in the ordinary course of business of Company.

         3.8 Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Recent Balance Sheet, or in Schedule 3.8, Company does not have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than commercial liabilities and obligations incurred since the date of the Recent Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of Company. Except as and to the extent described in the Recent Balance Sheet or in
Schedule 3.8, neither BCSI nor any Shareholder has knowledge of any basis for the assertion against Company of any liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of Company's business and consistent with past practice.

         3.9 No Litigation. Except as set forth in Schedule 3.9 there is no action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative ("Litigation") pending or threatened against BCSI or any Subsidiary, its directors (in such capacity), its business or any of its assets, nor does BCSI or any Shareholder know, or have grounds to know, of any basis for any Litigation. Schedule 3.9 also identifies all Litigation to which Company or any Subsidiary or any of its directors (in such capacity) have been parties since January 1, 1993. Except as set forth in Schedule 3.9, no Company nor its business or assets is subject to any Order of any Government Entity.

         3.10      Compliance With Laws and Orders

                   3.10(a) Compliance. Except as set forth in Schedule 3.10(a), Company (including each and all of its operations, practices, properties and assets) is in compliance with all applicable Laws and Orders, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, warranties, zoning, building and sanitation, employment, retirement and labor relations, advertising and the Environmental Laws as hereinafter defined. Except as set forth in
         Schedule 3.10(a), Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws or Orders. All reports and returns required to be filed by Company with any Government Entity have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing:

                         (i) The operation of Company's business as it is now conducted does not, nor does any condition existing at any of the Facilities, in any manner constitute a nuisance or other tortious interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such business or the manner in which it is now conducted.

                         (ii) Company has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts, and each of such accounts has a positive balance.

                         (iii) Company has delivered to ABR copies of all
                   reports of Company for the past five (5) years required under the federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected.

                   3.10(b) Licenses and Permits. Company has all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the business (as presently conducted and as proposed to be conducted) and operation of the Facilities. All such licenses, permits, approvals, authorizations and consents are described in Schedule 3.10(b), are in full force and effect and will not be affected or made subject to loss, limitation or any obligation to reapply as a result of the transactions contemplated hereby. Except as set forth in Schedule 3.10(b), Company (including its operations, practices, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

                   3.10(c) Environmental Matters. The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes ("Waste") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability

         Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws". Without limiting the generality of the foregoing provisions of this Section 3.10, Company is in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 3.10(c), there is neither any Litigation nor any demand, claim, hearing or notice of violation pending or threatened against Company relating in any way to the Environmental Laws or any Order issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 3.10(c), there are no past or present (or, to the best of BCSI's and the Shareholders' knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or with any Order issued, entered, promulgated or approved thereunder, or which may give rise to any liability, including, without limitation, liability under CERCLA or similar state or local Laws, or otherwise form the basis of any Litigation, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste.

         3.11      Title to and Condition of Properties

                   3.11(a) Marketable Title. Company has good and marketable title to all of Company's assets, business and properties, including, without limitation, all such properties (tangible and intangible) reflected in the Recent Balance Sheet, except for unneeded or obsolete items disposed of in the ordinary course of business since the date of such Recent Balance Sheet, free and clear of all mortgages, liens, (statutory or otherwise) security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in Schedule
         3.11 and, in the case of real property, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Recent Balance Sheet), municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the property as currently utilized. None of Company's assets, business or properties are subject to any restrictions with respect to the transferability thereof; and the Company's title thereto will not be affected in any way by the transactions contemplated hereby.

                   3.11(b) Condition. All property and assets owned or utilized by Company are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Company), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of Company as conducted during the preceding 12 months. All buildings, plants and other structures owned or otherwise utilized by Company are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems.

                   3.11(c) Real Property. Schedule 3.11(c) sets forth all real property owned, used or occupied by Company (the "Real Property"), including a description of all land, and all encumbrances, easements or rights of way of record (or, if not of record, of which Company has notice or knowledge) granted on or appurtenant to or otherwise affecting such Real Property, the zoning classification thereof, and all plants, buildings or other structures located thereon. Schedule 3.11(c) also sets forth, with respect to each parcel of Real Property which is leased, the material terms of such lease. There are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. All of the Real Property has permanent rights of access to dedicated public highways. No fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the Real Property from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress. There is not (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any structure located on any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or (iii) any structure of any other party which encroaches on or over the boundaries of any of such Real Property. None of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law, regulation or ordinance. No public improvements have been commenced and to the best of BCSI's and Shareholders' knowledge none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. No portion of any of the Real Property has been used as a landfill or for storage or landfill of hazardous or toxic materials. Neither BCSI nor any Shareholder has notice or knowledge of any (i) planned or proposed increase in assessed valuations of any Real Property, (ii) Order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat,
         (iii) condition or defect which could give rise to an order of the sort referred to in "(ii)" above, (iv) underground storage tanks, or any structural, mechanical, or other defects of material significance affecting any Real Property or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Real Property), or (v) work that has been done or labor or materials that has or have been furnished to any Real Property during the period of six (6) months immediately preceding the date of this Agreement for which Liens could be filed against any of the Real Property.

                   3.11(d) No Condemnation or Expropriation. Neither the whole nor any portion of the property or any other assets of Company is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor to the best of BCSI's and Shareholders' knowledge has any such condemnation, expropriation or taking been proposed.

         3.12 Insurance. Set forth in Schedule 3.12 is a complete and accurate list and description of all policies of fire, liability, errors and omissions, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of Company, true and correct copies of which have heretofore been delivered to ABR. Schedule 3.12 includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and the date through which premiums have been paid with respect to each such policy, and any pending claims aggregating in excess of $25,000. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Company, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. Schedule 3.12 indicates each policy as to which (a) the coverage limit has been reached or (b) the total incurred losses to date equal 75% or more of the coverage limit. No notice of cancellation or termination has been received with respect to any such policy, and neither BCSI nor any Shareholder has knowledge of any act or omission of Company which could result in cancellation of any such policy prior to its scheduled expiration date. Company has not been refused any insurance with respect to any aspect of the operations of the business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. Company has duly and timely made all claims it has been entitled to make under each policy of insurance. Since January 1, 1995, all errors and omissions policies maintained by or for the benefit of Company have been "claims made" policies. There is no claim by Company pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither BCSI nor any Shareholder knows of any basis for denial of any claim under any such policy. Company has not received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. Such policies are sufficient in all material respects for compliance by Company with all requirements of Law and with the requirements of all material contracts to which Company is a party.

         3.13      Contracts and Commitments

                   3.13(a) Real Property Leases. Except as set forth in Schedule 3.11(c), Company has no leases of real property.

                   3.13(b) Personal Property Leases. Except as set forth in
         Schedule 3.13(b), Company has no leases of personal property involving consideration or other expenditure in excess of $25,000 or involving performance over a period of more than three (3) months.

                   3.13(c) Purchase Commitments. Company has no purchase commitments for supplies or other items that, together with amounts on hand, constitute in excess of six (6) months normal usage, or which are at an excessive price.

                   3.13(d) Sales Commitments. Except as described in Section 3.19, Company has no sales contracts or commitments to customers which aggregate in excess of $ 100,000 to any one customer or distributor (or group of affiliated customers). Company has no sales contracts or commitments except those made in the ordinary course of business, at arm's length, and no such contracts or commitments are for a sales price which would result in a loss to the Company.

                   3.13(e) Contracts With Affiliates and Certain Others. Company has no agreement, understanding, contract or commitment (written or oral) with any Affiliate or any employee, agent, consultant, distributor, dealer or franchisee that is not cancelable by Company on notice of not longer than 30 days without liability, penalty or premium of any nature or kind whatsoever.

                   3.13(f) Powers of Attorney. The Company has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

                   3.13(g) Collective Bargaining Agreements. Except as set forth in Schedule 3.13(g), Company is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups. True and correct copies of all such agreements have heretofore been delivered to ABR.

                   3.13(h) Loan Agreements. Except as set forth in Schedule 3.13(h), Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

                   3.13(i) Guarantees. Except as disclosed on Schedule 3.13(i), Company has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                   3.13(j) Contracts Subject to Renegotiation. Company is not a party to any contract with any governmental body which is subject to renegotiation.

                   3.13(k) Burdensome or Restrictive Agreements. Company is not a party to nor is it bound by any agreement, deed, lease or other instrument which is so burdensome as to materially affect or impair the operation of Company. Without limiting the generality of the foregoing, Company is not a party to nor is it bound by any agreement requiring Company to assign any interest in any trade secret or proprietary information, or prohibiting or restricting Company from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

                   3.13(l) Other Material Contracts. Company has no lease, contract or commitment of any nature involving consideration or other expenditure in excess of $10,000, or involving performance over a period of more than 3 months, or which is otherwise individually material to the operations of Company, except as explicitly described in Schedule 3.13(l) or in any other Schedule.

                   3.13(m) No Default. Company is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Company's obligations or result in the creation of any Lien on any of the assets owned, used or occupied by Company. No third party is in default under any lease, contract or commitment to which Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

         3.14 Labor Matters. Except as set forth in Schedule 3.14, within the last five years Company has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business. Except to the extent set forth in Schedule 3.14,
(a) Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Company pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Company nor any secondary boycott with respect to products of Company; (d) no question concerning representation has been raised or is threatened respecting the employees of Company; (e) no grievance which might have a material adverse effect on Company, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; and (f) there are no administrative charges or court complaints against Company concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any Government Entity.

         3.15      Employee Benefit Plans

                   3.15(a) Disclosure. Schedule 3.15(a) sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Company Employees") employed by BCSI or any Subsidiary. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." True and correct copies of all the Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to ABR. Each of the Employee Plans/Agreements is identified on Schedule 3.15(a), to the extent applicable, as one or more of the following: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), a "defined benefit plan" (as defined in
         Section 414 of the Code), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and/or as a plan intended to be qualified under Section 401 of the Code. No Employee Plan/Agreement is a "multiemployer plan" (as defined in Section 4001 of ERISA), and Company has never contributed nor been obligated to contribute to any such multiemployer plan.

                   3.15(b) Terminations, Proceedings, Penalties, etc. With respect to each employee benefit plan (including, without limitation, the Employee Plans/Agreements) that is subject to the provisions of Title IV of ERISA and with respect to which the Company or any of its assets may, directly or indirectly, be subject to any Liability, contingent or otherwise, or the imposition of any Lien (whether by reason of the complete or partial termination of any such plan, the funded status of any such plan, any "complete withdrawal" (as defined in Section 4203 of ERISA) or "partial withdrawal" (as defined in
         Section 4205 of ERISA) by any person from any such plan, or otherwise):

                         (i) no such plan has been terminated so as to subject, directly or indirectly, any assets of Company to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA;

                         (ii) no proceeding has been initiated or threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such plan;

                         (iii) no condition or event currently exists or
                   currently is expected to occur that could subject, directly or indirectly, any assets of Company to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA, whether to the PBGC or to any other person or otherwise on account of the termination of any such plan;

                         (iv) if any such plan were to be terminated as of the Closing Date, no assets of Company would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA;

                         (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan;

                         (vi) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and

                         (vii) no such plan is a multiemployer plan or a plan
                   described in Section 4064 of ERISA.

                   3.15(c) Prohibited Transactions, etc. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which the Company or any of its assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law or Order applicable to any Employee Plan/Agreement, or under any agreement, instrument, Law or Order pursuant to or under which Company has agreed to indemnify or is required to indemnify any person against liability incurred under any such Law or Order.

                   3.15(d) Full Funding. The funds available under each Employee Plan/Agreement which is intended to be a funded plan exceed the amounts required to be paid, or which would be required to be paid if such Employee Plan/Agreement were terminated, on account of rights vested or accrued as of the Closing Date (using the actuarial methods and assumptions then used by Company's actuaries in connection with the funding of such Employee Plan/Agreement).

                   3.15(e) Controlled Group; Affiliated Service Group; Leased Employees. Company is not and never has been a member of a controlled group of corporations as defined in Section 414(b) of the Code or in common control with any unincorporated trade or business as determined under Section 414(c) of the Code. Company is not and never has been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. There are not and never have been any leased employees within the meaning of Section 414(n) of the Code who perform services for Company, and no individuals are expected to become leased employees with the passage of time.

                   3.15(f) Payments and Compliance. With respect to each Employee Plan/Agreement, (i) all payments due from Company to date have been made and all amounts properly accrued to date as liabilities of Company which have not been paid have been properly recorded on the books of Company and are reflected in the Recent Balance Sheet; (ii) Company has complied with, and each such Employee Plan/Agreement conforms in form and operation to, all applicable laws and regulations, including but not limited to ERISA and the Code, in all respects, and all reports and information relating to such Employee Plan/Agreement required to be filed with any governmental entity have been timely filed; (iii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; (iv) each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption;
         (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Employee Plan/Agreement or against the assets of such Employee Plan/Agreement; and (v) no Employee Plan/Agreement is a plan which is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

                   3.15(g) Post-Retirement Benefits. No Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former Company employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or retirement benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of Company (including the Recent Balance Sheet), (iv) disability benefits under any Employee Plan/ Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

                   3.15(h) No Triggering of Obligations. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                   3.15(i) Delivery of Documents. There has been delivered to ABR, with respect to each Employee Plan/Agreement:

                         (i) a copy of the annual report, if required under ERISA, with respect to each such Employee Plan/Agreement for the last two years;

                         (ii) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Employee Plan/Agreement, all material employee communications relating to such Employee Plan/Agreement, and, unless the Employee Plan/Agreement is embodied entirely in an insurance policy to which Company is a party, a true and complete copy of such Employee Plan/Agreement;

                         (iii) if the Employee Plan/Agreement is funded through
                   a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof; and

                         (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan/Agreement that is intended to be a "qualified plan" under Section 401 of the Code.

         With respect to each Employee Plan/Agreement for which an annual report has been filed and delivered to ABR pursuant to clause (i) of this
         Section 3.15(i), no material adverse change has occurred with respect to the matters covered by the latest such annual report since the date thereof.

                   3.15(j) Future Commitments. Company has no announced plan or legally binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement.

         3.16 Employment Compensation. Schedule 3.16 contains a true and correct list of all employees to whom Company is paying compensation, including bonuses and incentives, at an annual rate in excess of Fifteen Thousand Dollars ($15,000) for services rendered or otherwise; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

         3.17 Trade Rights. Schedule 3.17 lists all Trade Rights (as defined below) in which Company now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 3.17 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of Company, as such is currently being conducted or proposed to be conducted, Company does not require any Trade Rights that it does not already have. Company is not infringing and has not infringed any Trade Rights of another in the operation of the business of Company, nor is any other person infringing the Trade Rights of Company. Company has not granted any license or made any assignment of any Trade Right listed on Schedule 3.17, nor does Company pay any royalties or other consideration for the right to use any Trade Rights of others. There is no Litigation pending or threatened to challenge Company's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Company. All Trade Rights of Company are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Company. The consummation of the transactions contemplated hereby will not alter or impair any Trade Rights owned or used by Company. As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; (vi) all computer source codes, programs and other software of Company, including all machine readable code, printed listings of code, databases, documentation and related property and information of Company used or under development for use in Company's business and any right under any agreement between Company and any other person for the development of any of the foregoing; and (vii) all claims for infringement or breach of any of the foregoing.

         3.18      Major Customers and Suppliers

                   3.18(a) Major Customers. Schedule 3.18(a) contains a list of the twenty (20) largest customers, including distributors, of Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Neither Company nor any Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed on Schedule 3.18(a) will not continue to be customers of the business of Company after the Closing at substantially the same level of purchases as heretofore.

                   3.18(b) Major Suppliers. Schedule 3.18(b) contains a list of the five (5) largest suppliers to Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. Neither Company nor any Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the suppliers listed on
         Schedule 3.18(b) will not continue to be suppliers to the business of Company after the Closing and will not continue to supply the business with substantially the same quantity and quality of goods and services at competitive prices.

                   3.18(c) Dealers and Distributors. Schedule 3.18(c) contains a list by product or service line of all sales representatives, brokers, dealers, distributors and franchisees of Company, together with representative copies of all sales representative, dealer, distributor and franchise contracts and policy statements, and a description of all substantial modifications or exceptions.

         3.19 Contracts. Schedule 3.19 contains a true, complete and accurate list of each contract material to the provision of services by Company and to which Company is a party. Except as set forth on Schedule 3.19: (i) all of such contracts are binding and enforceable in accordance with their respective terms; (ii) no material default or alleged material default exists thereunder; (iii) no condition or event exists which (with or without notice or lapse of time or both) would constitute a material default by any party thereto;
(iv) Company enjoys good working relationships under all of such contracts, and no material unresolved disputes are pending or threatened under or in respect of any of such contracts; (v) Company has not received any notice of termination or any other information indicating that any party to any such contract intends to terminate its contract or to cease dealing with Company or, following the Closing, with ABR.

         3.19 Service Warranty and Liability. Schedule 3.20 contains a true, correct and complete copy of Company's standard warranty or warranties for sales of Services (as defined below) and, except as stated therein, there are no warranties, commitments or obligations with respect to the provision of such Services. Schedule 3.20 sets forth the estimated aggregate annual cost to Company of meeting warranty or liability obligations or commitments for customers for each of the five (5) preceding fiscal years and the current fiscal year to the date of the Recent Balance Sheet. Schedule 3.20 contains a description of all liability claims and similar Litigation relating to services rendered, which are presently pending or which to the best of Company's or any Shareholder's knowledge are threatened, or which have been asserted or commenced against Company within the last five (5) years, in which a party thereto either requests injunctive relief or alleges damages (whether or not covered by insurance). The provision of such services by the Company meets and complies with all governmental laws and regulations currently in effect. As used in this
Section 3.20, the term "Services" means any and all services currently or at any time previously rendered, provided or sold by Company, or by any predecessor of Company under any brand name or mark under which services are or have been rendered, provided or sold by Company.

         3.21 Bank Accounts. Schedule 3.21 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. Schedule 3.21 also sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which a customer maintains a safe deposit box, lockbox or checking, savings, custodial or other account of any nature on which any employee of the Company is an authorized signatory, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         3.22      Affiliates' Relationships to Company

                   3.22(a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements between Company and any Affiliate are described on Schedule 3.22(a).

                   3.22(b) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with Company,
         (ii) any entity which competes with Company's business, or (iii) any property, asset or right which is used by Company in the conduct of its business.

                   3.22(c) Obligations. All obligations of any Affiliate to Company, and all obligations of Company to any Affiliate, are listed on
         Schedule 3.22(c).

         3.23 Assets Necessary to Business. Company presently has and at the Closing will have good, valid and marketable title to all property and assets, tangible and intangible, and all leases, licenses and other agreements, necessary to permit ABR to carry on the business of Company as presently conducted.

         3.24 No Brokers or Finders. Neither Company nor any of its directors, officers, employees, Shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

         3.25      Year 2000 Compliance.  Except as set forth in Schedule 3.25:
(a) the computer source codes, programs and other software of the Company (including machine readable code, printed listings of code, databases, documentation and related property and information of Company used or under development for use in the BCSI Business) (collectively, "Software") accurately determine chronological dates and accurately perform all calculations, data manipulations, sorting and transmission of date data regardless of whether the date represents or references different centuries (For example, when the actual date changes from 12/31/1999 to 1/1/2000, the Software will accurately determine that 1/1/2000 is the new date and determine that an individual born in 1948 is 52 years old and not -48 [i.e., 00-48 = -48], or otherwise incorrectly perform the age calculation); (b) the Software provides that all date related user interface functionalities and data fields permit the entry of a four digit year (i.e., the years 1965, 2065 and 3065 could all be entered by the user without the need of a manual override) and such date data will result in accurate calculations, data manipulations, sorting and transmission of all data, including the date data; (c) the entry of a date equal to or greater than 01/01/2000 into the Software will not affect any calculation that produces or uses time spans such that the results of the calculation are incorrect (i.e., such as an interest calculation); and (d) the integrity of calculations performed utilizing the Software will not be affected by date data for dates on or after 01/02/2000, and calculations using previously generated data (on or before 12/31/1999) will also maintain calculation integrity.

         3.26 Systems Performance. The Software and related systems owned, developed or used by Company perform in accordance with the written specifications previously delivered to ABR. The Software and related system components are capable of interconnecting and/or interfacing with each other, and they deliver the functionality needed to meet the information systems requirements of the BCSI Business as they are presently conducted. No Shareholder will cause any unplanned interruption of the operations of, or accessibility to, the Software or related systems (or any system component) through any device, method or means including, without limitation, the use of any "virus," "lockup," "time bomb" or "key lock" device or program, or disabling code, which has the potential or capability of causing any unplanned interruption of the operations of, or accessibility of, the Software or related systems (or any system component) to ABR, or any user authorized by ABR, or which could alter, destroy or inhibit the use of the Software or related systems (or any system component), or the data contained therein (collectively, "Disabling Devices"), which could block access to or prevent the use of the Software or any system (or system component) by ABR or any authorized user. No Shareholder has placed, nor is any Shareholder aware of, any Disabling Device on any Software or system component owned or used by Company.

         3.27      Software Ownership; Non Infringement.  Except as set forth in
Schedule 3.27 hereto:

                         (1) Company owns all right, title and interest in and
                   to the Software;

                         (2) Company has developed the Software entirely through
                   its own efforts for its own account, and the Software is free and clear of all Liens of any nature whatsoever;

                         (3) The Software does not infringe any patent,
                   copyright or trade secret of any third party;

                         (4) The Software is fully eligible for protection under
                   the applicable copyright law and has not been forfeited to the public domain;

                         (5) The source code and system specification of the
                   Software have been maintained in confidence;

                         (6) All personnel, including employees, agents,
                   consultants and contractors, who have participated in the concept and the development of the Software either (a) have been party to a for-hire relationship with Company that has accorded the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software, or (b) have executed appropriate instruments and assigns in favor of the Company as assignees and have conveyed to Company full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software;

                         (7) Company has duly obtained the right and license to
                   use, copy, modify and distribute the software components contained in the Software, the

                   Software contains no other software components in which any third party may claim superior or joint ownership, and no Software is a derivative work of any software programs not owned by their entirety by Company;

                         (8) Company has not granted any rights in the Software
                   to any third party; and

                         (9) The Software contains certain software components
                   duly licensed to Company for inclusion in the Software, and the Software contains no other software components in which any third party may claim superior or joint ownership, nor is any Software a derivative work of any other software program not owned in their entirety by Company.

         3.28 Disclosure. No representation or warranty by Company and/or the Shareholders in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Company or Shareholders pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of Company and/or Shareholders shall be deemed representations and warranties by the Company and the Shareholders.

         3.29 Investment Representations. Each Shareholder will acquire the ABR Stock hereunder for such person's own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Each Shareholder hereby acknowledges that the ABR Stock to be issued to such Shareholder hereunder is not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Each Shareholder agrees that such person will not transfer all or any portion of such ABR Stock unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws, that the ABR Stock shall contain a prominent legend with respect to the foregoing restrictions on transfer and that appropriate stop transfer instructions will be maintained by ABR's transfer agent with respect to the ABR Stock.

         3.30 Nature of Shareholders. Each Shareholder hereby represents and warrants that such person has sufficient knowledge and experience in financial and business matters to enable such person to evaluate the merits and risks of an investment in ABR Stock and has the ability to bear the economic risk of acquiring the ABR Stock. Each Shareholder represents that such person is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act, and that such person is a permanent resident of the jurisdiction set forth on Schedule 3.30.

         3.31 Receipt of ABR Information. Each Shareholder has been furnished with a copy of the ABR Exchange Act Reports and all other materials which they have requested and which ABR could furnish without unreasonable effort and expense, and each Shareholder has had a full opportunity to ask questions of and receive answers from ABR concerning ABR and the terms and conditions of the acquisition of ABR Stock hereunder. The "ABR Exchange Act Reports" mean the following documents filed by ABR with the Securities and Exchange Commission since October 1, 1997 and prior to the Closing: (i) ABR's Form 10-K annual report, (ii) all quarterly reports on Form 10-Q and any periodic reports on Form 8-K, (iii) all definitive proxy statements, and (iv) all amendments or supplements to any of the foregoing.

         3.32 Pooling of Interests. Shareholders acknowledge that ABR intends to account for the transactions contemplated by this Agreement as a pooling of interests, and that qualifying for such accounting treatment is dependent in part upon actions taken, or not taken, by BCSI and the Shareholders both before and after the date hereof. In this regard, and with the understanding that ABR is relying thereon in entering into this Agreement, the Shareholders warrant that the Shareholders, BCSI and their respective Affiliates have not, directly or indirectly, taken any of the following actions, which Shareholders acknowledge could prevent ABR from obtaining such pooling accounting treatment:

                   (i) acquired or sold, assigned, transferred or otherwise disposed of, or reduced any risk relative to, any capital stock of BCSI in contemplation of the transactions provided for herein;

                   (ii) paid or received any dividends or other distributions with respect to the capital stock of BCSI, other than distributions in the ordinary course of BCSI's business and not in contemplation of the transactions provided for herein;

                   (iii) altered the relative ownership interests of the Shareholders in BCSI in contemplation of the transactions provided for herein;

                   (iv) caused BCSI to acquire any treasury shares within two years prior to the date of this Agreement;

                   (v) disposed of any significant part of the assets of BCSI within the nine months preceding the date hereof or in contemplation of the transactions provided for herein;

                   (vi) become a party to any contract, document, instrument or any written or oral agreement regarding the sale, assignment or transfer of, or allowed to be created any rights or obligations for the sale, assignment or transfer of, or explicitly or impliedly agreed to sell, assign or transfer any capital stock of BCSI held by any of the Shareholders to any other Shareholder or any Affiliate or family member of any other Shareholder; or

                   (vii) entered into any agreement to do any of the foregoing, including, without limitation, any agreement to distribute or dispose of any significant part of the assets of BCSI upon the consummation of the transactions provided for herein.

4.       REPRESENTATIONS AND WARRANTIES OF ABR

         ABR makes the following representations and warranties to the Shareholders, each of which is true and correct on the date hereof, shall be unaffected by any investigation heretofore or hereafter made by Shareholders or any notice to Shareholders, and shall survive the Closing of the transactions provided for herein.

         4.1       Corporate

                   4.1(a) Organization. ABR is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

                   4.1(b) Corporate Power. ABR has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by ABR and to carry out the transactions contemplated hereby and thereby.

         4.2 Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by ABR pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of ABR. No other corporate act or proceeding on the part of ABR or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by ABR pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by ABR pursuant hereto will constitute, valid and binding agreements of ABR, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         4.3 No Brokers or Finders. Except for Robert W. Baird & Co., Incorporated neither ABR nor any of its directors, officers, employees or agents has retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof. ABR shall be solely responsible for all fees payable to Robert W. Baird & Co., Incorporated in connection with the transactions contemplated by this Agreement.

         4.4 Disclosure. No representation or warranty by ABR in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of ABR pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

         4.5 Investment Intent. The Shares are being acquired by ABR for ABR's own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act. ABR hereby acknowledges that the Shares are not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. ABR agrees not to transfer all or any portion of the Shares unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws.

         4.6 ABR Stock. The ABR Stock issued to the Shareholders at the Closing will be duly and validly issued, fully paid and nonassessable.


5.       COVENANTS

         5.1 Pooling of Interests. The Shareholders shall not, and shall not permit BCSI to take, any action which could result in the transfer of the Shares not qualifying to be accounted for as a pooling of interests, including any of the following actions: (a) acquiring or transferring any capital stock of BCSI or of ABR during the thirty (30) days prior to the Closing Date, and (b) selling, assigning or transferring, or agreeing or allowing to be created any rights or obligations for the sale, assignment or transfer of, any ABR Stock in violation of the restrictions set forth in Section 3.32. The Shareholders shall not sell, assign or transfer, or agree or allow to be created any rights or obligations for the sale, assignment or transfer of any ABR Stock before at least thirty (30) days of combined operations of Company and ABR have elapsed and the financial statements reflecting such operations have been prepared and published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies. Each Shareholder agrees that the ABR Stock shall contain a prominent legend with respect to the foregoing restrictions on transfer and that appropriate stop transfer instructions will be maintained by ABR's transfer agent with respect to the ABR Stock.

         5.2 General Releases. At the Closing, each Shareholder shall deliver general releases to ABR, in form and substance satisfactory to ABR and its counsel, releasing Company and the directors, officers, agents and employees of Company from all claims to the Closing Date, except (i) as may be described in written contracts disclosed in the Disclosure Schedule and expressly described and excepted from such releases, and (ii) in the case of persons who are employees of the Company, compensation for current periods expressly described and excepted from such releases. Such releases shall also contain waivers of any right of contribution or other recourse against Company with respect to representations, warranties or covenants made herein by Company.

         5.3 Covenant Not to Compete. Subject to the Closing, and as an inducement to ABR to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of Company being acquired pursuant to this Agreement, each shareholder covenants and agrees that, for a period of three (3) years from the Closing Date, he will not directly or indirectly:

                           (i) engage in, continue in or carry on any business
                  which competes with the Business or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

                           (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Company or ABR in any aspect with respect to the Business, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

                           (iii) offer employment to an employee of Company,
                  without the prior written consent of ABR; or

                           (iv) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business;

         provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend to the United States jurisdictions of Maryland, New Jersey, New York, Pennsylvania, Virginia and the District of Columbia, which constitute the geographic area in which the Employer has operated its business at some time during the two years preceding the date of this Agreement. The parties agree that ABR may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the business of the Company. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

         5.4 Covenant of Confidentiality. Subject to the Closing, and as an inducement to ABR to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of Company being acquired pursuant to this Agreement, each Shareholder hereby covenants and agrees that he shall not at any time subsequent to the Closing, except as explicitly requested by ABR, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning Company. For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights in which Company has an interest, all customer lists and customer information, and all other information concerning Company's services, processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by Company.

         5.5 Equitable Relief for Violations. Each Shareholder agrees that the provisions and restrictions contained in Sections 5.3 and 5.4 are necessary to protect the legitimate continuing interests of ABR in acquiring the Shares, and that any violation or breach of these provisions will result in irreparable injury to ABR for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to ABR for such violation or breach and regardless of any other provision contained in this Agreement, ABR shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of Sections 5.3 through 5.5.

         5.6 Employment and Noncompetition Agreements. Contemporaneously with the execution of this Agreement, Shareholders shall cause each of Joseph M. Speroni, Paul J. Speroni, Robert S. Speroni and E. Hale Waller to execute and deliver to Company an Employment and Noncompetition Agreement, substantially in the form of Exhibit A hereto.


6.       INDEMNIFICATION

         6.1 By Shareholders. Subject to the terms and conditions of this
Article 6, the Shareholders, severally (in proportion to each such Shareholder's percentage ownership of the Shares) and not jointly, hereby agree to indemnify, defend and hold harmless ABR, its directors, officers, employees (hereinafter "ABR's Affiliates") and the Company, its directors, officers and employees from and against all Claims (as hereinafter defined) asserted against, resulting to, imposed upon, or incurred by ABR, ABR's Affiliates or the Company, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of the Shareholders contained in this Agreement, (b) the breach of any covenant by any Shareholder contained in this Agreement, (c) the conduct of the Business or operations of the Company prior to the Closing, (d) any dispute involving, or Claim made by, any current or former security holder of the Company (or their heirs, successors or assigns), (e) any Litigation that is, or should have been, disclosed in Schedule 3.9, (f) any Claim or other liability relating to or arising from the Company's failure to be qualified to do business in any jurisdiction in which it transacts or has transacted business, including (but not limited to) Maryland and New Jersey, (g) any dispute involving, or Claim made by, any landlord of any of the Company's Facilities relating to, or arising out of, the failure to obtain any necessary consents and/or approvals of such landlords in connection with the transactions contemplated hereby, (h) any Claim, penalty or other liability resulting from the Company's failure to file timely Form 5500's relating to any of the Company's employee benefit plans for 1995, 1996 and 1997 or (i) any liability incurred for a brokerage fee (or similar fee incurred connection with this transaction) other than the fee to be paid Robert W. Baird & Co., Incorporated by ABR pursuant to Section 10.8. As used in this Article 6, the term "Claim" shall include (i) all debts, liabilities and obligations; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments. Each Shareholder agrees that he will meet his indemnification obligations to ABR, ABR's Affiliates, and the Company, its directors, officers and employees hereunder by promptly transferring to ABR that number of shares of ABR stock which, at the Average Closing Price (as adjusted in good faith by the Board of Directors of ABR for stock splits, stock dividends and similar transactions), shall aggregate in value such Shareholder's indemnification obligations hereunder.

         6.2 By ABR. Subject to the terms and conditions of this Article 6, ABR hereby agrees to indemnify, defend and hold harmless each Shareholder from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of ABR contained in or made pursuant to this Agreement, (b) the breach of any covenant of ABR contained in this Agreement or (c) the conduct of the Business or operations of the Company after the Closing, provided such Claim(s) do not result from or arise out of, in whole or in part, (i) the inaccuracy or breach of any representation or warranty of any Shareholder or the Company contained in or made pursuant to this Agreement, or (ii) the breach or violation of any agreement or covenant of any Shareholder or the Company contained in this Agreement. ABR agrees that it will meet its indemnification obligations to Shareholders hereunder by issuing to the Shareholders that number of shares of ABR Stock which, at the Average Closing Price (as adjusted in good faith by the Board of Directors of ABR for stock splits, stock dividends and similar transactions), shall aggregate in value ABR's indemnity obligations hereunder.

         6.3 Indemnification of Third-Party Claims. The obligations and liabilities of any party to indemnify any other under this Article 6 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

                  6.3(a) Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party or parties from whom indemnification is sought (whether one or more, the "Indemnifying Party") prompt written notice of any Claim, and the Indemnifying Party will have the right to undertake the defense thereof by representatives chosen by it. In all matters concerning the Shareholders by virtue of joint and several liability, the Shareholders' Agent shall give and receive notice and otherwise act in all respects on their behalf. Failure to give such notice shall not affect the indemnifying Party's duty or obligations under this Article 6, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records or other materials required by the Indemnifying Party in connection with such Claim and in the possession or under the control of the Indemnified Party, for use of the Indemnifying Party and its representatives in defending any such Claim. The Indemnified Party shall be entitled to participate in the defense of such claim. Subject to the provisions of Section 6.3(b) and 6.3(c) hereof, if the Indemnifying Party has acknowledged its liability for indemnification hereunder and the defense of such Claim is assumed by the Indemnified Party, and (except for a Claim based upon any matter disclosed in Schedule 3.9 in which case no such approval shall be necessary) upon approval by the Indemnified Party of counsel selected by the Indemnified Party, the Indemnifying Party shall be free to compromise or settle such Claim without the consent of the Indemnified Party and shall have no liability for any compromise or settlement of such Claim without its written consent.

                  6.3(b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to assume the defense of such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account of and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein.

                  6.3(c) Indemnified Party's Rights. Anything in this Article 6 to the contrary notwithstanding, (i) except for a Claim based upon any matter disclosed in Schedule 3.9, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

         6.4 Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 6. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

         6.5 No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing.

         6.6 Limitations on Indemnification. Except for any willful or knowing breach or misrepresentation and except for any action brought by any former employees and security holders of the Company, as to which a claim for indemnification hereunder may be brought without limitation as to time or amount:

                  6.6(a) Time Limitation. No claim for indemnification shall be brought under Section 6.1 or Section 6.2 of this Article 6 for the inaccuracy or breach of a representation or warranty contained in or made pursuant to this Agreement unless the nature of such claim for indemnification has been described in reasonable detail and with identification to this Section 6 in a written notice provided by an Indemnified Party to an Indemnifying Party and which are determined during the period which ends (1) on the date of issuance to ABR of the first independent audit report on the combined results of ABR and the Company, for those claims involving items expected to be encountered in the audit process, and (2) on the first anniversary of the date hereof for claims involving any other items.

                  6.6(b) Aggregate Amount Limitations. Notwithstanding any provision of this Article 6 to the contrary, the aggregate amount of the indemnification obligations of the Shareholders pursuant to Section
         6.1 of this Article 6 for the inaccuracy or breach of any representations or warranties contained in or made pursuant to this Agreement shall not exceed for the purposes of these indemnification provisions ten percent (10%) of the value of the consideration received by the Shareholders hereunder, and (ii) the aggregate amount of the indemnification obligations of ABR for the inaccuracy or breach of any representations or warranties contained in or made pursuant to this Agreement shall not exceed for the purposes of these indemnification provisions ten percent (10%) of the value of the consideration received by ABR hereunder.

         6.7 Available Remedies. The foregoing provisions of this Article 6 are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of any representation, warranty or covenant in this Agreement.


7.       CLOSING

         The closing of this transaction ("the Closing") shall take place simultaneously with the execution and delivery of this Agreement at the offices of Grad, Logan & Klewans, P.C., Prince Street Plaza, 1421 Prince Street, Suite 320, Alexandria, Virginia 22314, at 10:00 A.M. on April 30, 1998, or at such other time and place as the parties hereto shall agree upon in writing. The date hereof is sometimes referred to in this Agreement as the "Closing Date".

         7.1 Documents to be Delivered by BCSI and Shareholders. At the Closing, BCSI and Shareholders shall deliver to ABR the following documents, in each case duly executed or otherwise in proper form:

                  7.1(a) Stock Certificates. Stock certificates representing the Shares, duly endorsed for transfer or with duly executed stock powers attached.

                  7.1(b) Registration Rights Agreement. A registration rights agreement between ABR and the Shareholders, dated as of the Closing Date, substantially in the form of Exhibit B hereto.

                  7.1(c) Consents and Approvals. Executed originals of all approvals, consents and waivers that are required to effect the transactions contemplated hereby.

                  7.1(d) Estoppel Certificates. An estoppel certificate or status letter from the landlord under each lease of Real Property, which estoppel certificate or status letter will certify: (i) the lease is valid and in full force and effect; (ii) the amounts payable by Company under the lease and the date to which the same have been paid;
         (iii) whether there are, to the knowledge of said landlord, any defaults thereunder, and, if so, specifying the nature thereof; and
         (iv) a statement that the transactions contemplated by this Agreement will not constitute a default under the lease.

                  7.1(e) Certified Resolutions. Certified copies of the resolutions of the Board of Directors and the Shareholders of Company, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  7.1(f) Pooling Letter. A letter from the independent certified public accounting firm that has certified Company's financial statements included as Schedule 3.4, in form and substance satisfactory to ABR and its advisors, to the effect that ABR's acquisition of Shares at the Closing will qualify for pooling of interests accounting treatment.

                  7.1(g) Opinion of Counsel. A written opinion of Grad, Logan & Klewans, P.C., counsel to BCSI and Shareholders, dated as of the Closing Date, addressed to ABR, substantially in the form of Exhibit C hereto.

                  7.1(h) Articles; Bylaws. A copy of the Articles or Certificate of Incorporation of each Company certified by the Secretary of State of the state of incorporation of such Company, and a copy of the Bylaws of each Company certified by the secretary of such Company.

                  7.1(i) Incumbency Certificate. Incumbency certificates relating to each person executing (as a corporate officer or otherwise on behalf of another person) any document executed and delivered to ABR pursuant to the terms hereof.

                  7.1(j). General Releases. The General Releases referred to in
         Section 5.2, duly executed by the persons referred to in such Section.

                  7.1(k) Resignations. The resignations of Joseph M. Speroni, Paul J. Speroni, Robert S. Speroni, Gloria B. Speroni, Rex Haverty, E. Hale Waller and Nikky Losapio as officers, and Joseph M. Speroni as the sole director of the Company, effective as of the Closing Date and in form satisfactory to ABR's counsel.

                  7.1(l) Affidavit. An affidavit from the Shareholders, in form and substance satisfactory to ABR, to the effect that Company is not a "foreign person," "foreign corporation," "foreign partnership," "foreign trust" or "foreign estate" under Section 1445 of the Code, and containing all such other information as is required to comply with the requirements of such Section.

                  7.1(m) Employment and Noncompetition Agreements. The Employment and Noncompetition Agreements referred to in Section 5.6, duly executed by the persons referred to in such Section.

                  7.1(n) Other Documents. All other documents, instruments or writings required to be delivered to ABR at the Closing pursuant to this Agreement and such other certificates of authority and documents as ABR may reasonably request.

         7.2 Documents to be Delivered by ABR. At the Closing, ABR shall deliver to Shareholders the following documents, in each case duly executed or otherwise in proper form:

                  7.2(a) ABR Stock. A letter addressed to ABR's Transfer Agent authorizing the Transfer Agent to issue and deliver to each Shareholder a certificate representing the number of shares of ABR Stock determined in accordance with Section 1.2 hereof.

                  7.2(b) Registration Rights Agreement. A registration rights agreement between ABR and the Shareholders, dated as of the Closing Date, substantially in the form of Exhibit B hereto.

                  7.2(c) Opinion of Counsel. A written opinion of Foley & Lardner, counsel to ABR, dated as of the Closing Date, addressed to Company, in substantially the form of Exhibit D hereto.

                  7.2(d) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of ABR authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  7.2(e) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to BCSI or Shareholders by ABR pursuant to the terms hereof.

                  7.2(f) Other Documents. All other documents, instruments or writings required to be delivered to BCSI at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as BCSI may reasonably request.


8.       TERMINATION

         This Agreement may be terminated without further liability of any party at any time prior to the Closing: (a) by mutual written agreement of ABR and Shareholders' Agent; or (b) by either ABR or Shareholders' Agent (i) if the Closing shall not have occurred by 11:59 p.m. Eastern time on the date hereof, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring at or before such time, or (ii) if any Government Entity shall have issued a final and non-appealable Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.


9.       RESOLUTION OF DISPUTES

         9.1      Arbitration

                  9.1(a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Tampa, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 9. Notwithstanding the foregoing, ABR may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of any Shareholder under Sections 5.3 through 5.5 of this Agreement.

                  9.1(b) No party shall be required to submit to arbitration hereunder unless all persons who are not parties to this Agreement, but who are necessary parties to a complete resolution of the controversy, submit to the arbitration process on the same terms as the parties hereto. Without limiting the generality of the foregoing, no claim under Article 6 for the indemnification of a third-party claim shall be subject to arbitration under this Article 9 unless the third party bringing such claim against the indemnitee shall agree in writing to the application of this Article 9 to the resolution of such claim.

         9.2 Arbitrators. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $250,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

         9.3 Procedures; No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

         9.4 Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

         9.5 Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. ABR and each Shareholder hereby submit to the in personam jurisdiction of the Federal and State courts in Florida, for the purpose of confirming any such award and entering judgment thereon.

         9.6 Confidentiality. All proceedings under this Article 9, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

         9.7 Continued Performance. The fact that the dispute resolution procedures specified in this Article 9 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

         9.8 Tolling. All applicable statutes of limitation shall be tolled while the procedures specified in this Article 9 are pending. The parties will take such action, if any, required to effectuate such tolling.


10.      MISCELLANEOUS

         10.1 Disclosure Schedule. The Schedules have been compiled in a bound volume (the "Disclosure Schedule"), executed by Shareholders and dated and delivered to ABR on the date of this Agreement. Information set forth in the Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose. The Disclosure Schedule includes a table of contents and/or index to all of the information and documents contained therein. The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in the Disclosure Schedule does not conform in every respect to the language of such representations and warranties, such language in the Disclosure Schedule shall be disregarded and be of no force or effect.

         10.2 Further Assurance. From time to time, at ABR's request and without further consideration, BCSI and Shareholders will execute and deliver to ABR such documents and take such other action as ABR may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         10.3 Disclosures and Announcements. Announcements concerning the transactions provided for in this Agreement by ABR, BCSI or Shareholders shall be subject to the approval of the other parties in all essential respects, except that approval of the Shareholders or BCSI shall not be required as to any statements and other information which ABR may submit to the Securities and Exchange Commission, any other Government Entity or ABR's stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or Nasdaq or any applicable stock exchange, or otherwise required by law. Shareholders shall act hereunder only through Shareholders' Agent.

         10.4 Assignment; Parties in Interest

                  10.4(a) Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, ABR may, without consent of any other party, assign its rights and cause one or more subsidiaries of ABR to carry out all or part of the transactions contemplated hereby; provided, however, that ABR shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Shareholders hereunder.

                  10.4(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

         10.5 Law Governing Agreement. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         10.6 Amendment and Modification. ABR and Shareholders may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing between ABR and Shareholders' Agent; provided, however, that ABR may, in ABR's discretion, require the execution of any amendment by all the Shareholders personally.

         10.7 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:


                  (a)        If to ABR, to:

                             ABR Information Services, Inc.
                             34125 U.S. Highway 19 North
                             Palm Harbor, Florida  34684-2116
                             Attention: James E. MacDougald
                                        Chairman of the Board, President and
                                        Chief Executive Officer
                             Facsimile: 813/789-3854

                             (with a copy to)

                             Foley & Lardner
                             100 North Tampa Street, Suite 2700
                             Tampa, Florida  33602-5804
                             Attention: Todd B. Pfister, Esq.
                             Facsimile:  813/221-4210

or to such other person or address as ABR shall furnish to Shareholders' Agent in writing.

                  (b)        If to Shareholders, to Shareholders' Agent:

                             Samuel N. Klewans
                             c/o Grad, Logan & Klewans, P.C.
                             Prince Street Plaza
                             1421 Prince Street
                             Suite 320
                             Alexandria, Virginia  22314
                             Facsimile: (703) 836-6289

or to such other person or address as Shareholders shall designate as a successor Shareholders' Agent in accordance with this Agreement.

                  (c)        If to BCSI to:

                             Business Computer Services, Inc.
                             7926 James Branch Drive
                             McLean, Virginia  22102
                             Attention:  President
                             Facsimile:  (703) 556-7509

                             (with a copy to)

                             ABR Information Services, Inc.
                             34125 U.S. Highway 19 North
                             Palm Harbor, Florida  34684-2116
                             Attention:  James E. MacDougald
                                         Chairman of the Board, President and
                                         Chief Executive Officer
                             Facsimile: 813/789-3854

In addition, any notice to BCSI given prior to Closing shall also be given in the same manner to Shareholders' Agent; and any notice to BCSI given after Closing shall also be given in the same manner to ABR.

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Delivery to Shareholders' Agent shall constitute delivery to all Shareholders. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

         10.8 Expenses. Regardless of whether or not the transactions contemplated hereby are consummated:

                  10.8(a) Brokerage. Except for Robert W. Baird & Co., Incorporated, which shall be compensated by ABR, Shareholders and ABR each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein on their behalf respectively (and Shareholders represent and warrant that there is no broker involved on behalf of BCSI) and each agrees to hold the other harmless from and against all other claims for brokerage commissions or finder's fees in connection with the execution of this Agreement or the transactions provided for herein.

                  10.8(b) Expenses to be Paid by Shareholders. Shareholders shall pay, and shall indemnify, defend and hold ABR and Company harmless from and against, each of the following:

                           (i) Transfer Taxes. Any sales, use, excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

                           (ii) Fees of Shareholders' Agent. Any fees and other expenses of Samuel N. Klewans (or his successor) relating to the performance of his duties as Shareholders' Agent.

                           (iii) Professional Fees. All fees and expenses of
                  their own and BCSI's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby, including the cost of obtaining an audit of Company's financial statements and of the opinion with respect to pooling of interests accounting treatment.

                  10.8(c) Other. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

                  10.8(d) Costs of Litigation or Arbitration. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 9.4) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

         10.9     Shareholders' Agent; Power of Attorney

                  10.9(a) Shareholders' Agent. The Shareholders hereby appoint and constitute Samuel N. Klewans as Shareholders' Agent hereunder, to exercise the powers on behalf of Shareholders set forth in this Agreement; and Samuel N. Klewans hereby accepts such appointment. In the event of the death, resignation or inability to act of the person then serving as the Shareholders' Agent and upon receipt by ABR of evidence of the same which is satisfactory to ABR, a Shareholder selected by a majority in interest of the Shareholders shall be successor Shareholders' Agent with all powers of his predecessor.

                  10.9(b) Power of Attorney. Each Shareholder, by his execution of this Agreement, hereby constitutes and appoints the Shareholders' Agent his true and lawful attorney in fact, with full power in his name and on his behalf:

                           (i) to receive on behalf of such Shareholder the ABR Stock to which such Shareholder is entitled hereunder, to give ABR a receipt therefor on behalf of such Shareholder and to hold such ABR Stock subject to the terms hereof and the instructions of such Shareholder with respect to the ultimate disbursement thereof;

                           (ii) to act on such Shareholder's behalf according to the terms of this Agreement, including, without limitation, to amend this Agreement in accordance with Article 10.6 or terminate this Agreement in accordance with Article 8; to consent to the assignment of rights under this Agreement in accordance with Section 10.4(a); to give and receive notices on behalf of all the Shareholders; and to act on their behalf in connection with any matter as to which the Shareholders jointly and severally are an "Indemnified Party" or "Indemnifying Party" under Article 6 hereof; all in the absolute discretion of the Shareholders' Agent;

                           (iii) in general, to do all things and to perform all
                  acts, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

This power of attorney, and all authority hereby conferred, is granted subject to the interests of the other Shareholders and the ABR hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder or by operation of law, whether by the death or incapacity of any Shareholder or by the occurrence of any other event. Each Shareholder agrees, jointly and severally, to hold the Shareholders' Agent free and harmless from any and all loss, damage or liability which they, or any one of them, may sustain as a result of any action taken in good faith hereunder.

         10.10 Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

         10.11 Construction. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The term "Company" as used herein shall refer to BCSI and/or any Subsidiary, as the context may require. Without limiting the foregoing, it is the intent of the parties that each representation and warranty apply to each Subsidiary separately, except where the context clearly requires otherwise. The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise specifically stated to the contrary. The parties acknowledge that this Agreement and the other documents to be executed in connection with the transactions contemplated hereby have been negotiated at arms' length, with the assistance of their respective counsel, and accordingly, this Agreement and such other documents shall not be construed against or in favor of any party over the other, regardless of which party was responsible for drafting the same.

         10.12 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         10.13 Glossary of Terms. The following sets forth the location of certain definitions of capitalized terms defined in the body of this Agreement:

         "ABR Exchange Act Reports" - Section 3.31
         "ABR's Affiliates" - Section 6.1
         "Affiliate" - Section 3.7(k)
         "Ancillary Instruments" - Section 3.2(a)
         "Average Closing Price" - Section 1.2
         "CERCLA" - Section 3.10(c)
         "Claim" - Section 6.1
         "Closing" - Section 9
         "Closing Date" - Section 7
         "Code" - Section 2
         "Company" - Section 10.11
         "Company Employees" - Section 3.15(a)
         "Disclosure Schedule" - Section 10.1
         "Employee Plans/Agreement(s)" - Section 3.15(a)
         "Environmental Laws" - Section 3.10(c)
         "ERISA" - Section 3.15(a)
         "Government Entities" - Section 3.3
         "Indemnified Party" - Section 6.3(a)
         "Indemnifying Party" - Section 6.3(a)
         "Laws" - Section 3.3
         "Liens" - Section 3.11(a)
         "Litigation" - Section 3.9
         "Orders" - Section 3.3
         "PBGC" - Section 3.15(b)(ii)
         "Products" - Section 3.20
         "Real Property" - Section 3.11(c)
         "Recent Balance Sheet" - Section 3.4
         "Securities Act" - Section 3.29
         "Subsidiary" - Section 3.1(d)
         "Trade Rights" - Section 3.17
         "Value per BCSI Security" - Section 1.2
         "Waste" - Section 3.10(c)

Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    ABR INFORMATION SERVICES, INC.,
                                    A FLORIDA CORPORATION


                                    By: /s/ Dennis A. Sweeney
                                        ----------------------------------------
                                        Name:  Dennis A. Sweeney
                                        Title: Senior Vice President - Mergers &
                                                       Acquisitions


                                    BUSINESS COMPUTER SERVICES, INC.,
                                    A VIRGINIA CORPORATION


                                    By: /s/ Joseph M. Speroni
                                        ----------------------------------------
                                        Name:  Joseph M. Speroni
                                        Title: President


                                    SHAREHOLDERS:


                                    /s/ Joseph M. Speroni
                                    --------------------------------------------
                                    Joseph M. Speroni


                                    /s/ Paul J. Speroni
                                    --------------------------------------------
                                    Paul J. Speroni


                                    /s/ Robert S. Speroni
                                    --------------------------------------------
                                    Robert S. Speroni


                                    /s/ Stephen J. Speroni
                                    --------------------------------------------
                                    Stephen J. Speroni


                                    /s/ Joseph F. Speroni
                                    --------------------------------------------
                                    Joseph F. Speroni


                                    /s/ David M. Speroni
                                    --------------------------------------------
                                    David M. Speroni


                                    /s/ Richard B. Speroni
                                    --------------------------------------------
                                    Richard B. Speroni

                       [Signatures Continued On Next Page]

                                    /s/ Rex Haverty
                                    --------------------------------------------
                                    Rex Haverty


                                    /s/ E. Hale Waller
                                    --------------------------------------------
                                    E. Hale Waller


                                    /s/ Nikky Losapio
                                    --------------------------------------------
                                    Nikky Losapio


                                    /s/ Christopher Mantua
                                    --------------------------------------------
                                    Christopher Mantua




                                    SHAREHOLDERS' AGENT


                                    /s/ Samuel N. Klewans
                                    --------------------------------------------
                                    Samuel N. Klewans